Exhibit 99.1

               Dell Completes Acquisition of Alienware;
    Alienware Will Operate Separately as a Wholly Owned Subsidiary

    ROUND ROCK, Texas--(BUSINESS WIRE)--May 9, 2006--Dell completed its acquisition of Alienware Corporation on May 8. The terms of the purchase will not be disclosed.
    Alienware will maintain its own product development, marketing, sales, technical support and other operations as well as brand. The current management and founders of Alienware will continue to operate the company as a wholly owned subsidiary of Dell. Additional information on Alienware is available at www.alienware.com.

    About Dell

    Dell Inc. (NASDAQ:DELL) listens to customers and delivers innovative technology and services they trust and value. Uniquely enabled by its direct business model, Dell sells more systems globally than any computer company, placing it No. 25 on the Fortune 500. Company revenue for the last four quarters was $56 billion. For more information, visit www.dell.com. To get Dell news direct, visit www.dell.com/RSS.

    CONTACT: Dell, Round Rock
             Jess Blackburn, 512-725-0187
             jess_blackburn@dell.com
             or
             Bob Pearson, 512-728-3256
             bob_pearson@dell.com
              or
             Alienware
             Winnie Wong, 305-251-9797, Ext. 4532
             winnie_wong@Alienware.com
             or
             Mark Vena, 305-251-9797, Ext. 4610
             mark_vena@Alienware.com